BUSINESS.32826927.12 FORM OF SUBSCRIPTION AGREEMENT Subscription Agreement for Shares of Monroe Capital Enhanced Corporate Lending Fund 1. Your Investment A. Investment Amount $_________________________ B. Investment Type ☐ Initial Investment ☐ Additional Investment1 C. Share Class Selection ☐ Share Class S2 ☐ Share Class D2,3 ☐ Share Class I3 ($2,500 minimum investment) ($2,500 minimum investment) ($1,000,000 minimum investment (unless waived)) D. Investment Funding Method  Broker / financial advisor will make payment on your behalf  By wire: Please wire funds according to the instructions below. Note that wires to the account listed below will only be accepted from institutional investors eligible to purchase Class I Shares. Bank Name: First National Bank of Omaha Bank Bank Address: 1620 Dodge St., Omaha, NE 68197 ABA Routing No.: 104000016 Account No.: 734793201 Account Name: Monroe Capital Enhanced Corporate Lending Fund Reference: [Investor Name as provided in Section 2]  By mail: Please attach your check4 to this agreement and make payable to: Monroe Capital Enhanced Corporate Lending Fund 1 The minimum subsequent investment must be in increments of $500 (unless waived in the case of Class I). 2 Investors who buy Class S Shares or Class D Shares through certain financial intermediaries may be directly charged transaction or other fees by such intermediaries, including upfront placement fees or brokerage commissions, in such amount as the financial intermediaries may determine, provided that selling agents limit such charges to a 1.5% cap on net asset value for Class D Shares and a 3.5% cap on net asset value for Class S Shares. Selling agents will not charge such fees on Class I Shares. 3 Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented. 4 Only personal, same name checks are accepted. Exhibit 4.1

BUSINESS.32826927.12 2 2. Investor Information Please select one of the following investor types by checking the appropriate box. See Appendix A for supplemental document requirements by investor type. A. Taxable Accounts ☐ Brokerage Account Number: __________________________ ☐ Trust (Include Certification of Investment Powers Form or First and Last Page of Trust Documents) ☐ Individual or Joint Tenant with Rights of Survivorship ☐ C Corporation (Corporate Resolution Required) ☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3.) ☐ S Corporation (Corporate Resolution Required) ☐ Tenants in Common ☐ Profit-Sharing Plan ☐ Community Property ☐ Non-Profit Organization ☐ Uniform Gift / Transfer to Minors: State of ________________________ ☐ Limited Liability Corporation (Articles of Incorporation Required if Not Custodial Held) ☐ Partnership / Other (Partnership Agreement Required) B. Non-Taxable Accounts ☐ IRA (Custodian Signature Required) ☐ Rollover IRA (Custodian Signature Required) ☐ Roth IRA (Custodian Signature Required) ☐ Inherited IRA (Custodian Signature Required) ☐ SEP IRA (Custodian Signature Required) ☐ Pension Plan (Include Certification of Investment Powers Form) ☐ Other

BUSINESS.32826927.12 3 C. Custodian Information (For Custodial Accounts Only) Custodian Name: _________________________________ Custodian Account Number: ___________________________ Custodian Stamp: D. Individual Information (Investor/Trustee / Executor / Authorized Signatory Information) (Required unless Investor is a Retirement Plan / Profit Sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other) 1. Primary Account Holder (if Uniform Gift/Transfer to Minors account, should be completed for minor) First Name Middle Init. Last Name Social Security Number / Tax ID Date of Birth Legal Address (Street) City State Zip Code Mailing Address (Street) City State Zip Code Email Daytime phone Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien If non-U.S. citizen, indicate country of citizenship: (A completed applicable Form W-8 is required for subscription) Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC. ☐ Yes ☐ No

BUSINESS.32826927.12 4 2. Joint Account Holder (if Applicable): First Name Middle Init. Last Name Social Security Number / Tax ID Date of Birth Legal Address (Street) City State Zip Code Mailing Address (Street) City State Zip Code Email Daytime phone Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien If non-U.S. citizen, indicate country of citizenship: (A completed applicable Form W-8 is required for subscription) Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC. ☐ Yes ☐ No 3. Custodian (Uniform Gift/Transfer to Minors account only) First Name Middle Init. Last Name Social Security Number / Tax ID Date of Birth Legal Address (Street) City State Zip Code Mailing Address (Street) City State Zip Code Email Daytime phone Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien If non-U.S. citizen, indicate country of citizenship: Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC. ☐ Yes ☐ No

BUSINESS.32826927.12 5 E. Entity Information (Trustee(s) and / or authorized signatory(s) information MUST be provided in Sections 2.E.1 and 2.E.2 below). (Retirement Plan / Profit-sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other) Entity Name Tax ID Number Date of Formation Entity Legal Address (Street) City State Zip Code Country of Domicile Exemptions (see Form W-9 instructions at www.irs.gov) Exemptions for FATCA reporting code (if any) Please indicate if you are a: ☐ Retirement Plan ☐ Profit sharing plan ☐ Not-for-profit organization ☐ Pension Plan ☐ Trust ☐ S Corporation ☐ C Corporation ☐ Limited Liability Company ☐ Partnership ☐ Other 1. Trustee/Authorized Signatory First Name Middle Init. Last Name Social Security Number / Tax ID Date of Birth Legal Address (Street) City State Zip Code Mailing Address (Street) City State Zip Code Email Daytime phone Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien If non-U.S. citizen, indicate country of citizenship: Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC. ☐ Yes ☐ No

BUSINESS.32826927.12 6 2. Co-Trustee/Authorized Signatory First Name Middle Init. Last Name Social Security Number / Tax ID Date of Birth Legal Address (Street) City State Zip Code Mailing Address (Street) City State Zip Code Email Daytime phone Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien If non-U.S. citizen, indicate country of citizenship: (completed applicable Form W-8 required) Please indicate if you or an immediate family member are an employee, officer, director, or affiliate of Monroe Capital, LLC. ☐ Yes ☐ No 3. Transfer on Death Beneficiary Information (Optional if Individual or Joint Account with Rights of Survivorship Only) Please designate the beneficiary information for your account. If completed, all information is required. May only include whole percentages and total must equal 100%. (Not available for Louisiana residents). First Name (MI) Last Name SSN Date of Birth  Primary %  Secondary __% First Name (MI) Last Name SSN Date of Birth  Primary %  Secondary __% First Name (MI) Last Name SSN Date of Birth  Primary %  Secondary __% Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor): ____________________________

BUSINESS.32826927.12 7 4. Interested Parties (optional) By identifying the Interested Parties below, you hereby authorize us to send any and all information, via hard-copy mail only, about your investment in Monroe Capital Enhanced Corporate Lending Fund to the Interested Parties identified below. This contact information may be updated and communicated to Monroe Capital Enhanced Corporate Lending Fund, in writing, from time to time. Interested Party 1: _______________________________ Full Name Daytime Phone Number Email Address Mailing Address (Street) City State Zip Code Interested Party 2: _______________________________ Full Name Daytime Phone Number Email Address Mailing Address (Street) City State Zip Code 5. ERISA Plan Asset Regulations Are you a “benefit plan investor”5 within the meaning of the Plan Asset Regulations6 or will you use the assets of a “benefit plan investor” to invest in Monroe Capital Enhanced Corporate Lending Fund? ☐ Yes ☐ No Are you (i) a person with discretionary authority or control with respect to the assets of Monroe Capital Enhanced Corporate Lending Fund, (ii) a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, 5 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations. 6 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

BUSINESS.32826927.12 8 or is under common control with such person having such authority in clauses (i) or (ii) (each, a “Controlling Person”)? For purposes of this paragraph, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person. ☐ Yes ☐ No 6. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One) You are AUTOMATICALLY enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON. ☐ If you do NOT wish to be automatically enrolled in the Distribution Reinvestment Plan, please check here and complete the Cash Distributions Information section below. CASH DISTRIBUTIONS: COMPLETE THE BELOW SECTIONS IF YOU DO NOT WISH TO BE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN. For IRA (custodial held accounts), if you elect cash distributions, the funds must be sent to the custodian and only option A below is available. A. ☐ Wire transfer to third party financial institution (complete section below) I authorize Monroe Capital Enhanced Corporate Lending Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Monroe Capital Enhanced Corporate Lending Fund in writing to cancel it. In the event that Monroe Capital Enhanced Corporate Lending Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Financial Institution Name Mailing Address City State Zip Code Your Bank’s ABA Routing Number Your Bank Account Number FFC/Reference B. ☐ Direct Deposit by ACH. PLEASE ATTACH A PRE-VOIDED CHECK C. ☐ Check mailed to primary account holder mailing address in Section 2. D. ☐ Check mailed to entity legal address in Section 2.E You are NOT AUTOMATICALLY enrolled in our Distribution Reinvestment Plan if you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON. Please complete the Cash Distributions Information section above. If you are a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you have the option to enroll in the Distribution Reinvestment Plan. If you are NOT a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan.

BUSINESS.32826927.12 9 ☐ I want to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. 7. Investor Representative Information (Required Information. All Fields Must Be Completed.) The Investor Representative must sign below to complete the order. The Investor Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. Firm Name Name of Investor Representative Office Street Address City State Zip Code Representative ID / CRD # Branch ID / Firm CRD # (if applicable) Telephone Number E-mail Address Fax Number Operations Contact Name Operations Contact Email Address Please note that unless previously agreed to in writing by Monroe Capital Enhanced Corporate Lending Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 7 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 7 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. If you do not have another broker-dealer or other financial intermediary introducing you to Monroe Capital Enhanced Corporate Lending Fund, then InspereX LLC (“InspereX”) may be deemed to act as your broker of record in connection with any investment in Monroe Capital Enhanced Corporate Lending Fund. InspereX is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If InspereX is your broker of record, then your shares will be held in your name on the books of Monroe Capital Enhanced Corporate Lending Fund. InspereX will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

| X | | | X | | |
|---|---|---|---|---|---|
| | | | | | |
| | ***Financial Advisor Signature*** | ***Date*** | | ***Branch Manager Signature (If required by Broker)*** | ***Date*** |

## 8. Electronic Delivery Form (Optional)

Instead of receiving paper copies of Account Communications, you may elect to receive electronic delivery of Account Communications from Monroe Capital Enhanced Corporate Lending Fund. If you would like to consent to electronic delivery, including pursuant to email, please initial below for this election. "Account Communications" means all current and future account statements, the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports regarding your investment in Monroe Capital Enhanced Corporate Lending Fund. Electronic communication by Monroe Capital Enhanced Corporate Lending Fund and/or Monroe Capital BDC Advisors, LLC, includes e-mail delivery as well as electronically making available to you Account Communications on Monroe Capital Enhanced Corporate Lending Fund's internet site or the internet site of Monroe Capital BDC Advisors, LLC or any third party service provider to Monroe Capital Enhanced Corporate Fund, such as Monroe Capital BDC Advisors, LLC, if applicable. Monroe Capital Enhanced Corporate Lending Fund will notify you by email when and where documents are available. It is your affirmative obligation to notify Monroe Capital Enhanced Corporate Lending Fund in writing if your e-mail address changes.

You may revoke or restrict your consent to electronic delivery of Account Communications at any time by notifying Monroe Capital Enhanced Corporate Lending Fund, in writing, of your intention to do so.

You will not receive paper copies of Account Communications unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Monroe Capital Enhanced Corporate Lending Fund and Monroe Capital BDC Advisors, LLC will not be liable for any interception of Account Communications. You should note that no additional charge for electronic delivery will be assessed, but you may incur charges from its internet service provider or other internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

Initial here to consent to electronic delivery ______________________

______________________________________________________________________________

E-mail address (if blank, the e-mail provided in Section 2.D.1 or Section 2.E.1 will be used)

## 9. Subscriber Signatures

Monroe Capital Enhanced Corporate Lending Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Monroe Capital Enhanced Corporate Lending Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

10

BUSINESS.32826927.12

BUSINESS.32826927.12 11 Please Note: Items 1-12 in this Section 9 must be read and initialed, to the extent applicable with respect to Item 12. In order to induce Monroe Capital Enhanced Corporate Lending Fund to accept this subscription, I hereby represent and warrant to you as follows: Primary Investor Initials Co- Investor Initials 1. I (we) have received the prospectus (as amended or supplemented) for Monroe Capital Enhanced Corporate Lending Fund at least five business days prior to the date hereof. Initials Initials 2. I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement. Initials Initials 3. In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement. Initials Initials 4. I acknowledge that there is no public market for the shares, shares of this offering are not liquid and are appropriate only as a long-term investment. Initials Initials 5. I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. Initials Initials 6. I acknowledge that Monroe Capital Enhanced Corporate Lending Fund may enter into transactions with Monroe affiliates that involve conflicts of interest as described in the prospectus. Initials Initials 7. I acknowledge that, unless waived by the Managing Dealer, subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first business day of the applicable month at the NAV per share as of the last calendar day of

BUSINESS.32826927.12 12 the preceding month. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will be made available at www.monroemlend.com within 20 business days of the last day of each month. Initials Initials 8. I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying my financial intermediary or directly through the transfer agent’s toll-free, automated telephone line, 833-974-5329. Initials Initials 9. I acknowledge, represent and warrant that the Subscriber: (i)(A) is not an “investment company” as defined under the 1940 Act (including, without limitation, a foreign investment company); (B) has not elected to be regulated as a “business development company” under the 1940 Act; and (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder; or (ii) is permitted to acquire the shares of Monroe Capital Enhanced Corporate Lending Fund consistent with the applicable provisions of Section 12(d)(1) of the 1940 Act. Initials Initials 10. I will comply in all respects with all applicable laws with respect to my investment in Monroe Capital Enhanced Corporate Lending Fund, including without limitation, the 1940 Act, including, without limitation, Section 12(d)(1) thereof, and securities and all other applicable laws and regulations imposed upon me under the laws of the jurisdiction in which I am organized and/or reside. Initials Initials 11. I acknowledge, represent and warrant that (i) the monies used to fund my investment in Monroe Capital Enhanced Corporate Lending Fund have not been and will not be derived from or related to any illegal activities, including money laundering activities, and will not be, directly or indirectly, derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (ii) the proceeds from my investment in Monroe Capital Enhanced Corporate Lending Fund will not be used to finance any illegal activities. I further agree to provide to Monroe Capital Enhanced Corporate Lending Fund, or its agent, such information as Monroe Capital Enhanced Corporate Lending Fund may request as it determines to be necessary or appropriate to comply with anti-money laundering and sanctions-related laws, rules and regulations of any applicable jurisdiction. Initials Initials

BUSINESS.32826927.12 13 12. If you live in any of the following states, please read the following carefully and initial as appropriate to make the applicable acknowledgments, representations and warranties: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont. If I am an Alabama resident, I have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (b) a minimum net worth of $350,000. In addition, my aggregate investment in Monroe Capital Enhanced Corporate Lending Fund and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of my investment. The foregoing concentration limit does not apply to investments made as a result of participation in Monroe Capital Enhanced Corporate Lending Fund’s distribution reinvestment plan or to an investor that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. Initials Initials If I am a California resident, I have either (a) a net worth of $85,000 and annual income of $85,000, or (b) a liquid net worth of $300,000. In addition, I may not invest more than 10% of my net worth in Monroe Capital Enhanced Corporate Lending Fund (net worth is exclusive of home, home furnishings and automobiles). Initials Initials If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Initials Initials If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in Monroe Capital Enhanced Corporate Lending Fund and in the securities of other non-traded business development companies (“BDCs”) to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit. Initials Initials

BUSINESS.32826927.12 14 If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP. Initials Initials If I am a Kentucky resident, my investment in Monroe Capital Enhanced Corporate Lending Fund or its affiliates may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. Initials Initials If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Initials Initials If I am a Massachusetts resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. Initials Initials If I am a Mississippi resident, I must have either (a) a minimum liquid net worth of at least $70,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of $250,000. In addition, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth. Initials Initials If I am (we are) a Missouri resident, no more than ten percent (10%) of my (our) liquid net worth shall be invested in securities being registered in this offering.

BUSINESS.32826927.12 15 Initials Initials If I am a Nebraska resident, my aggregate investment in Monroe Capital Enhanced Corporate Lending Fund and the securities of other business development companies may not exceed 10% of my net worth. Investors who are accredited investors as defined in Regulation D are not subject to the foregoing investment concentration limit. Initials Initials If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. Initials Initials If I am a New Mexico resident and I am not an “accredited investor” as defined by rule 501(a) of Regulation D under the Securities Act, I may not invest more than 10% of my liquid net worth in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Initials Initials If I am a North Dakota resident, I have a net worth of at least ten times my investment in Monroe Capital Enhanced Corporate Lending Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit. Initials Initials If I am an Ohio resident, my investment in Monroe Capital Enhanced Corporate Lending Fund and in any other non-traded BDC may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in

BUSINESS.32826927.12 16 rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended. Initials Initials If I am an Oklahoma resident, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth. Initials Initials If I am an Oregon resident and I am not an “accredited investor,” my investment in Monroe Capital Enhanced Corporate Lending Fund and its affiliates may not exceed 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act are not subject to the limitation described in this paragraph. Initials Initials If I am a Pennsylvania resident, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth. Initials Initials If I am Puerto Rico resident, my investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates, and other non-traded business development companies, may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities. Initials Initials If I am a Tennessee resident, I have a liquid net worth of at least ten times my investment in Monroe Capital Enhanced Corporate Lending Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit. Initials Initials If I am a Vermont resident and am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities

BUSINESS.32826927.12 17 In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. If you do not have another broker-dealer or other financial intermediary introducing you to Monroe Capital Enhanced Corporate Lending Fund, then InspereX may be deemed to act as your broker of record in connection with any investment in Monroe Capital Enhanced Corporate Lending Fund. For important information in this respect, see Section 7 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Monroe Capital Enhanced Corporate Lending Fund. I acknowledge that the Broker/ Financial Advisor (Broker/Financial Advisor of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Monroe Capital Enhanced Corporate Lending Fund Investor Relations at the number indicated below. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. Investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9 instructions); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. X X Signature of Investor Date Signature of Co-Investor or Custodian (If applicable) Date (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) Initials Initials

BUSINESS.32826927.12 18 10. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Monroe Capital Enhanced Corporate Lending Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Monroe Capital Enhanced Corporate Lending Fund and the Broker in writing. The Broker may notify Monroe Capital Enhanced Corporate Lending Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Monroe Capital Enhanced Corporate Lending Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Monroe Capital Enhanced Corporate Lending Fund. The Company and the Managing Dealer will direct any dealers to, upon receipt of any and all funds received from prospective purchasers of shares, transmit the same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to InspereX (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and funds are received. If you are an individual investor in the EEA or the UK, you acknowledge and understand the contents of the Privacy Notice for Individual Investors in the EEA or UK, included in the prospectus, as may be amended and provided to you from time to time. Return the completed Subscription Agreement to: Monroe Capital Enhanced Corporate Lending Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246 Email: MLEND@ultimusfundsolutions.com With a copy to: wealthmanagementir@monroecap.com

## Appendix A: Supporting Document Requirements

Please provide the following supporting documentation based on your account type.

| | |
|---|---|
| *Individual* | ☐ If a non-U.S. person, Form W-8BEN |
| *Joint* (including Joint Tenant with Rights of Survivorship, Tenants in Common, Community Property) | ☐ For each non-U.S. Person account holder, Form W-8BEN |
| *IRA* (including ROTH, SEP, Rollover, Inherited) | ☐ None |
| *Trust* | ☐ Certification of Investment Powers Form or First and Last Page of Trust Documents<br>☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) |
| *Corporation* (including C Corp., S Corp., LLC, Other) | ☐ Formation documents<br>☐ Articles of incorporation<br>☐ Authorized signatory list<br>☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) |
| *Partnership* | ☐ Formation documents<br>☐ Authorized signatory list<br>☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) |
| *Pension Plan* | ☐ Certification of Investment Powers Form |

19

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